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                                                                    EXHIBIT 23.6

                    INDEPENDENT PETROLEUM ENGINEER'S CONSENT

  We hereby consent to the reference to our report relating to the proved reserves of Louis Dreyfus Natural Gas Corp. as of December 31, 2000 in its Annual Report on Form 10-K for the year then ended, which is incorporated by reference in the proxy statement/prospectus constituting part of this Registration Statement of Dominion Resources, Inc. on Form S-4. We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

RYDER SCOTT COMPANY, L.P.
Houston, Texas
September 13, 2001